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                                                                   Exhibit 10.30


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                              SUBORDINATED NOTE AND
                           WARRANT PURCHASE AGREEMENT

                                      among

                        MONITRONICS INTERNATIONAL, INC.,

                                       and

               THE PURCHASERS LISTED ON SCHEDULE A ATTACHED HERETO

                          Dated as of January 18, 2002

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                         MONITRONICS INTERNATIONAL, INC.

                              Subordinated Note and
                           Warrant Purchase Agreement

                          Dated as of January 18, 2002

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS
1.01.   Definitions............................................................1
1.02.   Accounting Terms......................................................11
                                   ARTICLE II
                   PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS
2.01.   The Notes.............................................................12
2.02.   Purchase and Sale of Notes............................................12
2.03.   Issue Price; Original Issue Discount..................................12
2.04.   Use of Proceeds.......................................................13
2.05.   Payments and Endorsements.............................................13
2.06.   Redemptions...........................................................13
2.07.   Default Rate of Interest..............................................15
2.08.   Maximum Legal Rate of Interest........................................15
2.09.   Payment on Non-Business Days..........................................15
2.10.   Transfer and Exchange of Notes........................................15
2.11.   Replacement of Notes..................................................16
2.12.   Subordination.........................................................16
                                   ARTICLE III
                      PURCHASE, SALE AND TERMS OF WARRANTS
3.01.   The Warrants..........................................................16
3.02.   Purchase and Sale of Warrants.........................................16
3.03.   [Intentionally Omitted]...............................................17
3.04.   [Intentionally Omitted]...............................................17
3.05.   [Intentionally Omitted]...............................................17
3.06.   [Intentionally Omitted]...............................................17
3.07.   [Intentionally Omitted]...............................................17
3.08.   [Intentionally Omitted]...............................................17
3.09.   Right to Purchase New Mezzanine Securities............................17
3.10.   [Intentionally Omitted]...............................................17
3.11.   Termination Upon Qualified IPO........................................17
3.12.   Waiver of Preemptive Rights and Dilution Adjustments..................18
                                   ARTICLE IV
                      CONDITIONS TO PURCHASERS' OBLIGATION
4.01.   Representations and Warranties........................................18
4.02.   Documentation at Closing..............................................18
4.03.   Loan Agreement........................................................19
4.04.   Series D-I Preferred Stock............................................20

                                        i

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4.05.   No Default............................................................20
4.06.   Purchase Permitted by Applicable Law; Approvals.......................20
4.07.   Amended Stock Purchase Agreement......................................20
4.08.   Amended Shareholders Agreement........................................20
4.09.   Amended Co-Sale Agreement.............................................20
4.10.   Amended Registration Agreement........................................20
4.11.   Amended Affiliate Registration Agreement..............................21
4.12.   Amended Articles of Incorporation.....................................21
4.13.   Seventh Amendment Agreement...........................................21
                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
5.01.   Representations and Warranties of the Purchasers......................21
                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
6.01.   Organization and Standing of the Company and Subsidiaries; Ownership..22
6.02.   Corporate Action......................................................23
6.03.   Governmental Approvals................................................23
6.04.   Litigation............................................................23
6.05.   Compliance with Law...................................................24
6.06.   Federal Reserve Regulations...........................................24
6.07.   Title to Assets, Patents..............................................24
6.08.   Financial Information.................................................24
6.09.   Taxes.................................................................25
6.10.   ERISA.................................................................25
6.11.   Transactions with Affiliates..........................................26
6.12.   Assumptions or Guaranties of Indebtedness of Other Persons............26
6.13.   Investments in Other Persons..........................................26
6.14.   Equal Employment Opportunity..........................................26
6.15.   Securities Act........................................................26
6.16.   Disclosure............................................................26
6.17.   No Brokers or Finders.................................................27
6.18.   Other Agreements of Officers..........................................27
6.19.   Capitalization of the Company; Status of Capital Stock................27
6.20.   Capital Stock of Subsidiaries.........................................28
6.21.   Labor Relations.......................................................28
6.22.   Insurance.............................................................28
6.23.   Books and Records.....................................................28
6.24.   Foreign Corrupt Practices Act.........................................28
6.25.   Registration Rights...................................................29
6.26.   Other Agreements......................................................29
6.27.   Hazardous and Toxic Materials.........................................30
6.28.   [Intentionally Omitted]...............................................31
6.29.   Representations and Warranties Incorporated from Loan Agreement.......31
6.30.   U.S. Real Property Holding Corporation................................31
6.31.   Status under Certain Statutes.........................................31
6.32.   Foreign Asset Control Regulations.....................................31

                                       ii

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                                   ARTICLE VII
                            COVENANTS OF THE COMPANY
7.01.   Affirmative Covenants of the Company Other Than Reporting
           Requirements.......................................................31
7.02.   Negative Covenants of the Company.....................................36
7.03.   Reporting Requirements................................................40
                                  ARTICLE VIII
                                EVENTS OF DEFAULT
8.01.   Events of Default.....................................................42
8.02.   Annulment of Defaults.................................................44
                                   ARTICLE IX
                                  MISCELLANEOUS
9.01.   No Waiver; Cumulative Remedies........................................44
9.02.   Amendments, Waivers and Consents......................................44
9.03.   Addresses for Notices, Etc............................................45
9.04.   Costs, Expenses and Taxes.............................................45
9.05.   Binding Effect; Assignment............................................46
9.06.   Provisions of Loan Agreement..........................................46
9.07.   Payments in Respect of Notes..........................................46
9.08.   Payments in Respect of Warrants.......................................47
9.09.   Indemnification.......................................................47
9.10.   Survival of Representations and Warranties............................47
9.11.   Entire Agreement......................................................47
9.12.   Severability..........................................................47
9.13.   Governing Law.........................................................47
9.14.   WAIVER OF RIGHT TO JURY TRIAL.........................................48
9.15.   Headings..............................................................48
9.16.   [Intentionally Omitted]...............................................48
9.17.   Counterparts..........................................................48
9.18.   Further Assurances....................................................48
9.19.   CONSENT TO JURISDICTION...............................................48
9.20.   EFFECT OF JUDGMENT....................................................48
9.21.   SERVICE OF PROCESS....................................................49
9.22.   No Limitation.........................................................49
9.23.   Specific Performance..................................................49
9.24.   Actions by Purchasers.................................................49
9.25.   FINAL AGREEMENT.......................................................49
9.26.   MAKE-WHOLE AMOUNT.....................................................49

SCHEDULES

        A   Purchaser Schedule

EXHIBITS

2.01    Form of Subordinated Notes
3.0!    Form of Common Stock Purchase Warrants

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6.01    Schedule of Subsidiaries
6.07    Schedule of Title Exceptions
6.08A   Financial Statements
6.08B   Schedule of Indebtedness
6.09    Schedule of Taxes
6.10    Schedule of ERISA Matter(s)
6.11    Schedule of Transactions with Affiliates
6.19    Schedule of Capital Stock. Options and Other Rights
6.26    Schedule of Other Agreements

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                         MONITRONICS INTERNATIONAL, INC.
                             12801 Stemmons Freeway
                                    Suite 821
                               Dallas, Texas 75234

                                January 18, 2002

To the Purchasers listed in
the Schedule A attached hereto:

     Re: Subordinated Notes due 2009 and
         Common Stock Purchase Warrants

Ladies and Gentlemen:

     Monitronics International, Inc., a Texas corporation, hereby agrees with the Purchasers listed in the attached Schedule A as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.01. Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, as to any specified Person, any other Person Controlling, Controlled by or under common Control with such specified Person. As used in this definition, "Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliate Registration Agreement" shall have the meaning assigned to that term in Section 4.11.

     "Agreement" means this Subordinated Note and Warrant Purchase Agreement as from time to time amended and in effect between the parties.

     "Anti-Terrorism Order" means Executive Order No. 13,224 66 Fed Reg. 49,079
(2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

     "Applicable Laws" shall have the meaning assigned to that term in Section 6.05.

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     "Approved Alarm Dealers" means Persons engaged in the business of selling, installing or servicing security alarm products that are (or will be) monitored in the Company's central station.

     "Approved Alarm Purchase Agreements" shall have the meaning assigned to that term in Section 9 of the Loan Agreement as in effect on the date hereof.

     "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended.

     "Austin III-A" means Austin Ventures III-A, L.P., a Delaware limited partnership.

     "Austin III-B" means Austin Ventures III-B, L.P., a Delaware limited partnership.

     "Austin Ventures" shall mean Austin III-A and Austin III-B, collectively.

     "Banks" means and shall include Canadian Imperial Bank of Commerce, as administrative agent and a lender, CIBC Inc., Citizens Bank of Massachusetts, as documentation and collateral agent and as a lender, Fleet National Bank, JPMorgan Chase Bank, Union Bank of California, N.A., Wells Fargo Bank Texas, National Association, LaSalle Bank National Association, Firstar Bank, N.A., National City Bank of Pennsylvania, Bank One, NA, Bank of America, N.A., Banc of America Bridge LLC, Bank of Montreal and Texas Capital Bank, N.A., any other lenders which from time to time become parties to the Loan Agreement, and their respective successors and assigns.

     "Budget" shall have the meaning assigned to that term in Section 7.03(d).

     "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

     "Called Principal" means the principal amount of any Note that is prepaid in accordance with Section 2.06(a) or 2.06(c) hereof or has become or is declared to be immediately due and payable pursuant to Section 8.01 hereof.

     "Capital Expenditure" means any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

     "Capital Lease" means any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

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     "Change in Control" means any transaction or any event as a result of which
(i) any one or more Persons (other than a Purchaser or a stockholder or a holder of warrants or options to acquire capital stock of the Company on the Closing
Date) acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Closing Date (other than as the direct result of a transfer by descent or distribution of a decedent's estate) fifty percent (50%) or more of the issued and outstanding stock of the Company having power ordinarily to vote for directors of the Company (on a fully diluted, as converted basis); or (ii) James R. Hull is no longer the chief executive officer of the Company and the Company has not obtained a replacement chief executive officer, satisfactory to the Requisite Noteholders in their reasonable judgment, within 120 days of Mr. Hull's ceasing to so serve.

     "Class A Common Stock" means the Company's Class A Common Stock, $0.01 par value per share, as authorized on the date of this Agreement.

     "Class B Common Stock" means the Company's Class B Common Stock. $0.01 par value per share, as authorized on the date of this Agreement.

     "Closing" shall have the meaning assigned to that term in Section 2.02.

     "Closing Date" shall have the meaning assigned to that term in Section
2.02.

     "Code" shall have the meaning assigned to that term in Section 2.03.

     "Commission" means the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act).

     "Common Stock" includes (a) the Class A Common Stock, (b) the Class B Common Stock, (c) any other capital stock of any class or classes (however designated, other than the Preferred Stock) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote may have been suspended by the happening of such a contingency), and (d) any other securities into which or for which any of the securities described in (a), (b) or (c) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Company" means and shall include Monitronics International, Inc., a Texas corporation, and its successors and assigns.

     "Control Event" means:

          (a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

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          (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

          (c) the making of any written offer by any person (as such term is used in Section 13(d) and Section l4(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule I 3d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

     "Co-Sale Agreement" shall have the meaning assigned to that term in Section 4.09.

     "CRL" means Capital Resource Lenders II, L.P., a Delaware limited partnership, and its successors and assigns.

     "Distribution" shall have the meaning assigned to that term in Section 7.02(g).

     "ERISA" shall have the meaning assigned to that term in Section 6.10.

     "Events of Default" shall have the meaning assigned to that term in Section 8.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Financial Statements" shall have the meaning assigned to that term in
Section 6.08.

     "Fixed Charges" means, for any period, the aggregate of Senior Debt Service plus required payments in respect of Holdback Debt plus state and federal income taxes applicable to the taxable income for the period being tested, plus Capital Expenditures plus Restricted Payments during the period.

     "GAAP" means generally accepted accounting principles recognized as such by the American Institute of Certified Public Accountants. Unless otherwise specifically stated herein, use of the term "GAAP" means that such principles are applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practices of the Company and its Subsidiaries as reflected on the Financial Statements so as to properly reflect the financial condition, and the results of operations and cash flow of the Company and its Subsidiaries.

     "Hazardous Discharge" shall have the meaning assigned to that term in
Section 6.27.

     "Hazardous Substances" shall have the meaning assigned to that term in
Section 6.27.

     "High Yield Debt" means unsecured debt securities having a long term debt rating of BB+ or less by Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc., and Ba1 or less by Moody's Investors Services, Inc.

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     "Holdback Debt" means, as of the date of determination, the total amount due to Approved Alarm Dealers as deferred payments under Approved Alarm Purchase Agreements less any reductions permitted under the terms of the Approved Alarm Purchase Agreements.

     "Hull Family Limited Partnership" means the Hull Family Limited Partnership, a Texas limited partnership.

     "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with GAAP, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) the present value of any lease payments due under Capital Leases.

     "Interest Hedge Agreement" means any interest rate swap agreements, interest cap agreements, interest rate collar agreements or any similar agreements or arrangements designed to hedge the risk of interest rate volatility, exchange or similar agreements, as such agreements or arrangements may be modified, supplemented and in effect from time to time.

     "Junior Subordinated Debt" means all Indebtedness for borrowed money (including purchase money obligations) of the Company and its Subsidiaries, whether outstanding on the date hereof or hereafter created or incurred, which is by its terms subordinate and junior to the Notes on terms acceptable to the holders of the Notes and which is permitted by this Agreement at the time it is created or incurred.

     "Loan Agreement" means that certain Fourth Amended and Restated Revolving Credit and Term Loan Agreement made as of February 4,2000 among the Company, Canadian Imperial Bank of Commerce, as administrative agent, and the Banks and other agents named therein, as amended by the First Amendment Agreement dated as of March 1, 2001, the Second Amendment Agreement dated April 27, 2001, the Third Amendment Agreement dated as of even date herewith, and as from time to time further amended and in effect.

     "Make-Whole Amount" means as to the Called Principal of any Note that is prepaid in accordance with Section 2.06(a) or 2.06(c) hereof or has become or is declared to be immediately due and payable pursuant to Section 8.01 hereof, the amount computed by multiplying the percentage set forth below opposite the Settlement Date by such Called Principal:

               Settlement Date                               Make-Whole Amount
               ---------------                               -----------------
     From the Closing Date to and including
        January 18, 2004                                            5%
     From January 18, 2004 to and including
        January 18, 2005                                            4%

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     From January 18, 2005 to and including
        January 18, 2006                                            3%
     From January 18, 2006 to and including
        January 18, 2007                                            2%
     From January 18, 2007 to and including
        January 18, 2008                                            1%
     Thereafter                                                     0%

Notwithstanding the foregoing, if prior to January 18, 2004 the Company chooses to redeem the entire outstanding principal amount of the Notes pursuant to
Section 2.06(c) concurrently with consummation of a Qualifying Sale Transaction or a Qualifying Debt Issuance, the percentage used in computing the Make-Whole Amount payable in connection with such redemption shall be 2%.

     "Material Adverse Effect" shall have the meaning assigned to that term in
Section 6.01.

     "Mezzanine Securities" shall have the meaning assigned to that term in
Section 3.09.

     "Net Income" means the net income (or loss) of the Company and its Subsidiaries for the period in question determined in accordance with GAAP.

     "Net Operating Income" for any period means Net Income for such period, plus an amount equal to the aggregate of all taxes, depreciation, amortization and interest expense for such period (in each case to the extent deducted in determining Net Income for such period), plus, solely for the fiscal year ended June 30, 2002, up to five hundred fifty thousand dollars ($550,000) in one time expenses attributable to the Company's proposed Rule 144A offering if such offering is terminated prior to June 30, 2002 minus Out of Holdback Revenue and extraordinary income.

     "Notes" shall have the meaning assigned to that term in Section 2.01.

     "Operative Documents" means each of the Notes, the Warrants, the Subordination Agreement, the Shareholders Agreement, the Co-Sale Agreement, the Pledge Agreements, the Preferred Stock Subordination Agreement, the Registration Agreement, the Affiliate Registration Agreement and the letter, dated January 18, 2002, from the Purchaser to the Company regarding anti-dilution provisions in the Warrant.

     "Out of Holdback Revenue" means, as of any date of determination, any revenue associated with credits to Holdback Debt.

     "Permitted Liens" shall have the meaning assigned to that term in Section 7.02(a).

     "Person" means and includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, or a government or any agency or political subdivision thereof.

     "Pledge Agreements" means each of the (a) Third Amended and Restated Pledge Agreement, dated as of January 13, 1999, as amended to date, by and between Austin Ventures, Austin Ventures V, L.P., Austin Ventures V Affiliates Fund, L.P., CRL, Hull Family Limited Partnership, Robert Sherman, individually, Michael Gregory, individually, Michael Meyers individually, and Stephen Hedrick, individually and Canadian Imperial Bank of Commerce, as administrative agent (the "AA"), and Citizens Bank of Massachusetts, as documentation and collateral agent (collectively with the AA, the "Agents"), (b) Pledge Agreement dated as of April 27, 2001, as amended to date, by and between ABRY Partners IV, L.P., ABRY Investment Partnership, L.P., CRL and the Agents and (c) Pledge Agreement, dated as of January 18, 2002, by and between the Purchasers and the Agents.

     "Preferred Stock" means the Preferred Stock, $0.01 par value per share, of the Company as authorized by the Company's Articles of Incorporation as filed and in effect on April 27, 2001, and as the same may be amended from time to time.

     "Preferred Stock Subordination Agreement" shall have the meaning assigned to that term in Section 4.02(h).

     "Purchaser Majority" means (i) for as long as any of the Notes remain outstanding, the Requisite Noteholders, or (ii) if no Notes are then outstanding, the holders of at least sixty-six and two-thirds percent (662/3%) of the Warrants and Warrant Shares.

     "Purchasers" means and shall include each institutional investor listed in Schedule A (so long as such institutional investor holds any of the Notes or Warrants), and any other holder or holders from time to time of any of the Notes or Warrants.

     "Qualified IPO" means a firm commitment underwritten public offering of shares of the Company's Common Stock in which (i) the aggregate proceeds to the Company and/or any shareholders participating in the offering, if any, are at least $20 million and (ii) the aggregate market valuation of the Company's Common Stock is then not less than $60 million.

     "Qualifying Debt Issuance" means a firm commitment underwritten public offering of High Yield Debt of the Company or an issuance of High Yield Debt of the Company in accordance with Rule 144A under the Securities Act, in either case, the proceeds from which are used (in whole or in part) to prepay the Notes in whole together with interest and the Make-Whole Amount due thereon pursuant to Section 2.06(c) hereof.

     "Qualifying Sale Transaction" means the sale of all or substantially all of
(i) the assets of the Company and its Subsidiaries to a Person other than an Affiliate of the Company or (ii) the outstanding capital stock of the Company in a single transaction or series of related transactions to one or more Persons other than Affiliates of the Company.

     "Requisite Noteholders" means, at any time, the holders of at least sixty-six and two-thirds percent (662/3%) of the principal amount of all Notes then outstanding.

     "Registration Agreement" shall have the meaning assigned to that term in
Section 4.10.

     "Responsible Officer" means the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "Restricted Payment" means (i) any cash dividend or other cash distribution, direct or indirect, on or on account of any shares of any class of stock of the Company (including but not limited to the Preferred Stock) now or hereafter outstanding; (ii) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding or of any warrants, options or rights to purchase any such stock (including, without limitation, the repurchase of any such stock, warrant, option or right or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto); (iii) any salary, cost, fee (consulting, management or other), fringe benefit, allowance or other expense directly or indirectly paid or payable by the Company or any Subsidiary (as compensation or otherwise) to any shareholder or Affiliate of the Company (other than to an officer, director or full or part-time employee) or any partner, shareholder or Affiliate thereof, and (iv) any payment in respect of Subordinated Debt (including, without limitation, the Senior Subordinated Debt).

     "Securities" means collectively the Notes, the Warrants and the Warrant Shares.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Security Alarm Contracts" means contracts between Approved Alarm Dealers and end users of alarm equipment for monitoring and servicing of alarm equipment. These contracts must be assignable, contain standard industry limits of liability, and must comply with all applicable consumer laws.

     "Senior Debt" means (i) all Indebtedness of the Company and any of its Subsidiaries for money borrowed from the Banks pursuant to the Loan Agreement or from other banks or institutional lenders, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to the Notes and which is disclosed on the Financial Statements or is permitted by this Agreement at the time it is created or incurred (and including, without limitation, the Senior Subordinated Debt), (ii) all Indebtedness of the Company and any of its Subsidiaries incurred to refinance any of the Indebtedness referred to in item
(i) above, where the security securing such Indebtedness is substantially the same security as that securing the Indebtedness being refinanced, (iii) obligations of the Company and any of its Subsidiaries under Capital Leases disclosed in the Financial Statements or which are permitted by this Agreement at the time they are incurred and (iv) all guarantees by the Company and any of its Subsidiaries which are not by their terms subordinate and junior to the Notes and which are permitted hereby at the time they are made of Indebtedness of any Subsidiary if such Indebtedness would have been Senior Debt pursuant to the provisions of clause (i), (ii) or (iii) of this sentence had it been indebtedness of the Company.

     "Senior Debt Service" means, for any period, required interest and principal payments in respect of Senior Debt during such period; provided, however, that so long as the Senior

Subordinated Debt is excluded under the Senior Subordinated Note Agreement from "Senior Debt" for purposes of the definition of "Senior Debt Service" (as such terms are defined in the Senior Subordinated Note Agreement), Senior Subordinated Debt shall be excluded from Senior Debt for purposes of determining Senior Debt Service in connection with the fixed charge coverage ratio set forth in Section 7.01(v) hereof.

     "Senior Subordinated Debt" means the Indebtedness evidenced by the Company's 12% Senior Subordinated Notes due June 30, 2007 in the original aggregate principal amount of $12,000,000 issued pursuant to the Senior Subordinated Note Agreement.

     "Senior Subordinated Note Agreement" means that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of May 10, 1996 among the Company, Austin III-A, Austin III-B and CRL, as supplemented and modified by (i) the Senior Subordinated Note and Warrant Purchase Agreement, dated as of November 22, 1996, (ii) the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 19, 1997, as amended by that certain Amendment, dated as of March 13, 1998, that certain Second Amendment, dated as of January 13, 1999, that certain Termination of Put Rights, dated as of June 15, 1998, that certain Third Amendment dated as of March 9, 1999, that certain Fourth Amendment, dated as of February 4, 2000, (iii) that certain Sixth Amendment Agreement dated April 27, 2001 and (iv) the Seventh Amendment Agreement.

     "Series A Preferred Stock" means the 4,000,000 shares of the Company's Series A Preferred Stock, $01 par value per share, outstanding as of the date of this Agreement.

     "Series B Preferred Stock" means the Company's Series B Preferred Stock, $.01 par value per share, outstanding as of the date of this Agreement.

     "Series C Preferred Stock" means the 1,409,375 shares of the Company's Series C Preferred Stock, $.01 par value per share, outstanding as of the date of this Agreement.

     "Series C-1 Preferred Stock" means the 251,420 shares of the Company's Series C-l Preferred Stock, $.01 par value per share, outstanding as of the date of this Agreement.

     "Series D-l Preferred Stock" means the 70,000 shares of the Company's Series D-l Preferred Stock, $.01 par value per share, to be outstanding simultaneously with the Closing.

     "Qualifying Sale Transaction" means the sale of all or substantially all of
(i) the assets of the Company and its Subsidiaries to a Person other than an Affiliate of the Company or (ii) the outstanding capital stock of the Company in a single transaction or series of related transactions to one or more Persons other than Affiliates of the Company.

     "Requisite Noteholders" means, at any time, the holders of at least sixty-six and two-thirds percent (662/3%) of the principal amount of all Notes then outstanding.

     "Registration Agreement" shall have the meaning assigned to that term in
Section 4.10.

     "Responsible Officer" means the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "Restricted Payment" means (i) any cash dividend or other cash distribution, direct or indirect, on or on account of any shares of any class of stock of the Company (including but not limited to the Preferred Stock) now or hereafter outstanding; (ii) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding or of any warrants, options or rights to purchase any such stock (including, without limitation, the repurchase of any such stock, warrant, option or right or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto); (iii) any salary, cost, fee (consulting, management or other), fringe benefit, allowance or other expense directly or indirectly paid or payable by the Company or any Subsidiary (as compensation or otherwise) to any shareholder or Affiliate of the Company (other than to an officer, director or full or part-time employee) or any partner, shareholder or Affiliate thereof, and (iv) any payment in respect of Subordinated Debt (including, without limitation, the Senior Subordinated Debt).

     "Securities" means collectively the Notes, the Warrants and the Warrant Shares.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Security Alarm Contracts" means contracts between Approved Alarm Dealers and end users of alarm equipment for monitoring and servicing of alarm equipment. These contracts must be assignable, contain standard industry limits of liability, and must comply with all applicable consumer laws.

     "Senior Debt" means (i) all Indebtedness of the Company and any of its Subsidiaries for money borrowed from the Banks pursuant to the Loan Agreement or from other banks or institutional lenders, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to the Notes and which is disclosed on the Financial Statements or is permitted by this Agreement at the time it is created or incurred (and including, without limitation, the Senior Subordinated Debt), (ii) all Indebtedness of the Company and any of its Subsidiaries incurred to refinance any

     "Series D-2 Preferred Stock" means the 70,000 shares of the Company's Series D-2 Preferred Stock, $.01 par value per share, authorized by the Company's Articles of Incorporation as filed and in effect on April 27, 2001, and as the same may be amended from time to time.

     "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 2.06(a) or 2.06(c) hereof, or is declared to be immediately due and payable pursuant to Section 8.01 hereof.

     "Seventh Amendment Agreement" means that certain Seventh Amendment Agreement dated as of the date hereof among the Company and the Security Holders named therein.

     "Shareholders Agreement" shall have the meaning assigned to that term in
Section 4.08.

     "Stock Purchase Agreement" shall have the meaning assigned to that term in
Section 4.07.

     "Subordinated Debt" means all Indebtedness of the Company and any of its Subsidiaries for money borrowed from any Person for which a written evidence of indebtedness was executed, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is by its terms subordinate and junior to Senior Debt under the Loan Agreement on terms acceptable to the holders of such Senior Debt and which is permitted by this Agreement, including, without limitation, the Notes as they are subordinated to the Banks pursuant to the Bank Subordination Agreement.

     "Subordination Agreements" shall have the meaning assigned to that term in
Section 2.12.

     "Subsidiary" or "Subsidiaries" means (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by the Company and/or any one or more of its Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which the Company and/or one or more of its Subsidiaries has more than a fifty percent (50%) equity interest at the time.

     "Total Debt" means, as of any date of determination (but without duplication), Senior Debt plus Subordinated Debt, in each case whether outstanding on the date hereof or hereafter created or incurred.

     "Total Interest Expense" means, for any period, the aggregate amount (determined in accordance with GAAP) of interest paid or payable by the Company and its Subsidiaries during such period in respect of all Indebtedness for money borrowed, Capital Leases and the deferred purchase price of property, minus any amounts paid to the Company pursuant to Interest Hedge Agreements.

     "Total Senior Debt" means all Indebtedness of the Company and any of its Subsidiaries for money borrowed from the Banks pursuant to the Loan Agreement, plus (i) the book overdraft shown on the most recent financial statements, (ii) accrued interest on the Indebtedness to the Banks under the Loan Agreement, and
(iii) accrued federal and state income taxes.

     "Warrant Shares" shall have the meaning assigned to that term in Section 3.01.

     "Warrants" shall have the meaning assigned to that term in Section 3.01.

     1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP.

                                   ARTICLE II
                   PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS

     2.01. The Notes. The Company has authorized the issuance and sale to the Purchasers of $40,000,000 aggregate principal amount of its 13.5% Subordinated Notes due January 18, 2009. The 13.5% Subordinated Notes shall be substantially in the form set forth as Exhibit 2.01 attached hereto and is herein referred to individually as a "Note" and collectively as the "Notes" which term shall also include any notes delivered in exchange or replacement therefor. Except as otherwise provided in this Agreement, the entire unpaid principal amount of the Notes shall (a) be payable on January 18, 2009 and (b) bear interest (based on a 360-day year counting actual days elapsed) until due and payable at the rate of thirteen and one half percent (13.5%) per annum, which interest shall be payable semi-annually in arrears on the last Business Day of June and December in each year, commencing on the last Business Day of June, 2002, and at maturity or prior prepayment of the Notes, provided that payment will be made in cash only of interest accrued on the Notes at the rate of twelve percent (12%) per annum and the remaining accrued interest shall be added to the outstanding principal amount of the Notes (and thereafter bear interest at thirteen and one half percent (13.5%) per annum).

     2.02. Purchase and Sale of Notes. The Company agrees to issue and sell to each Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser agrees to purchase, Notes in the principal amount specified opposite such Purchaser's name in Schedule A. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Schiff Hardin & Waite, 150 East 52nd Street, New York, New York, at 11:00 a.m. local time, on the date on which this Agreement is executed and delivered (the "Closing Date"). At the Closing, the Company will initially issue to each Purchaser the Note to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request), payable to the order of such Purchaser (or to the order of such Purchaser's nominee), against receipt of funds by wire transfer to an account or accounts designated by the Company prior to the Closing in the amount of the principal amount of the Notes to be purchased by such Purchaser, in payment of the full purchase price for the Notes.

     2.03. Issue Price; Original Issue Discount. Having considered all facts relevant to a determination of the value of the Notes and the Warrants being acquired by the Purchasers, the Company and the Purchasers have concluded and do hereby agree that (i) the present value of all scheduled payments of principal of and interest on the Notes is $40,000,000, based on yields of comparable debt instruments of comparable issuers and (ii) the consideration received by the Company for the Warrants is hereby deemed to be fair and reasonable to the Company and its shareholders. Accordingly, the Company and the Purchasers have concluded and do agree that for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations thereunder, and for purposes of determining any original issue discount with respect to the Notes thereunder, the "issue price" for the Notes is $40,000,000 million (it being agreed that the "issue price" for each individual Note is equal to the face amount thereof). The Company and the Purchasers agree not to take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is inconsistent with the terms of this
Section 2.03.

     2.04. Use of Proceeds. The Company agrees to use the proceeds from the sale of the Notes (after payment of costs and expenses of the sale) to repay a portion of the outstanding Indebtedness under the Loan Agreement and for working capital and general corporate purposes.

     2.05. Payments and Endorsements. Payments to any Purchaser of principal, interest and Make-Whole Amount on the Notes shall be made without setoff or counterclaim directly by wire transfer of immediately available funds to the location specified for such purpose by such Purchaser in Schedule A (or as otherwise set forth in a written notice executed by such Purchaser and delivered to the Company), without any demand, presentment or notation of payment, except that prior to any transfer of any Note, the holder thereof shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note. All payments and prepayments of principal of and interest on the Notes shall be applied (to the extent thereof) to all of the Notes p~ rata based on the principal amount outstanding and held by each holder thereof; provided that prepayments under Section 2.06(a) shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

     2.06. Redemptions.

          (a) Offer to Prepay Notes in the Event of a Change in Control.

               (1) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 2.06(a)(2) below. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 2.06(a)(3) below and shall be accompanied by the certificate described in Section 2.06(a)(7) below.

               (2) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 15 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 2.06(a)(3) below, accompanied by the certificate described in Section 2.06(a)(7) below, and (ii) contemporaneously with consummation of such action, the Company prepays all Notes required to be prepaid in accordance with this Section 2.06(a).

               (3) Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 2.06(a)(l) and 2.06(a)(2) shall be an offer to prepay, in accordance with and subject to this Section 2.06(a), all, but not less than all, Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by Section 2.06(a)(1), such date shall be not less than 15 days and not more than 60 days after the date of such offer (if the Proposed

     Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 15th day after the date of such offer).

               (4) Rejection; Acceptance. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 2.06(a) by causing a notice of such acceptance or rejection to be delivered to the Company at least one Business Day prior to the Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this
     Section 2.06(a) shall be deemed to constitute an acceptance of such offer by such holder.

               (5) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 2.06(a) shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and the Make-Whole Amount with respect thereto. The prepayment shall be made on the Proposed Prepayment Date.

               (6) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by Section 2.06(a)(2) and accepted in accordance with Section 2.06(aX4) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 2.06(a) in respect of such Change in Control shall be deemed rescinded).

               (7) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 2.06(a) shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, speci1~'ing (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 2.06(a), (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date,
     (v) the Make-Whole Amount that would be due on each Note offered to be prepaid; (vi) that the conditions of this Section 2.06(a) have been fulfilled, and (vii) in reasonable detail based on information then available to the Company, the nature and date of the Change in Control.

          (b) [Intentionally Omitted].

          (c) Optional Redemptions. In addition to the redemptions of the Notes required under Section 2.06(a), the Company may, at any time and from time to time, redeem the Notes, in whole or in part (in an amount not less than $1,000,000 in the case of a partial redemption), at 100% of the principal amount so redeemed, together with interest accrued thereon through the date of redemption plus the Make-Whole Amount determined for such redemption date with respect to such principal amount.

          (d) Notice of Redemptions; Pro Rata Redemptions. Notice of any optional redemption pursuant to Section 2.06(c) shall be given to all holders of the Notes at least ten (10) Business Days and not more than twenty (20) Business Days prior to the date of such redemption. Each redemption of Notes pursuant to
Section 2.06(c) shall be made so that the Notes then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total unpaid principal amount being redeemed on all Notes as the unpaid principal amount of Notes then held by such holder bears to the aggregate unpaid principal amount of the Notes then outstanding.

     2.07. Default Rate of Interest. If an Event of Default has occurred and is continuing, from and after the date such Event of Default occurred the entire outstanding unpaid principal balance of the Notes and any unpaid interest from time to time due thereon shall bear interest, payable on demand, at the rate of 16.5% per annum, or such lower rate as then may be the maximum rate permitted by applicable law; provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Notes shall again bear interest at the rate of 13.5% per annum as set forth in Section 2.01.

     2.08. Maximum Legal Rate of Interest. Nothing in this Agreement or in the Notes shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law. Any interest payable under the Notes or under any other instrument relating to the indebtedness evidenced thereby that is in excess of the maximum rate permitted by applicable law shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unrepaid indebtedness evidenced thereby and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Company. To the extent not prohibited by applicable law, determination of the maximum rate permitted by applicable law shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of the indebtedness evidenced by the Notes, all interest at any time contracted for, charged or received from the Company in connection with the indebtedness evidenced thereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

     2.09. Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

     2.10. Transfer and Exchange of Notes. The holder of any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Any holder desiring to transfer or exchange any Note shall first notify the Company in writing at least five (5) days in advance of such transfer or exchange. Within a reasonable time after such notice to the Company from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Company shall issue in exchange therefor another Note or Notes, in such denominations as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or

Persons, or assigns, as the holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

     2.11. Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a Purchaser, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the holder's written agreement to indemnify the Company.

     2.12. Subordination. The indebtedness evidenced by the Notes and the rights and remedies of the Purchasers under this Agreement shall be subordinate and junior to (i) certain Indebtedness of the Company to the Banks in the manner and to the extent provided in the Intercreditor and Subordination Agreement dated as of the date hereof by and among the Banks, the Company and the Purchasers (the "Bank Subordination Agreement") and (ii) certain Indebtedness of the Company to the holders of the Senior Subordinated Debt in the manner and to the extent provided in the Intercreditor and Subordination Agreement dated as of the date hereof by and among the holders of the Senior Subordinated Debt, the Company and the Purchasers (the "Senior Subordinated Debt Subordination Agreement"; the Bank Subordination Agreement and the Senior Subordinated Debt Subordination Agreement are collectively referred to herein as the "Subordination Agreements").

                                  ARTICLE III
                      PURCHASE, SALE AND TERMS OF WARRANTS

     3.01. The Warrants. The Company has authorized the issuance and sale to the Purchasers of Common Stock Purchase Warrants for the purchase of an aggregate of 1,133,328 shares of the Company's Class A Common Stock representing 7.234% of the outstanding Common Stock on a fully diluted basis as of the Closing Date (subject to adjustment as provided therein) (the "Warrant Shares"). Such Common Stock Purchase Warrants shall be substantially in the form set forth as Exhibit
3.01 attached hereto and are referred to herein individually as a "Warrant" and collectively as the "Warrants", which term shall also include any warrants delivered in exchange or replacement therefor. The Warrants shall be exercisable at the purchase price provided therein.

     3.02. Purchase and Sale of Warrants. The Company agrees to issue and sell to each Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser agrees to purchase the number of Warrants specified opposite such Purchaser's name on Schedule A. Such purchase and sale shall take place at the Closing and at the Closing the Company will initially issue to each Purchaser the Warrants to purchase (subject to adjustment as provided therein) the number of Warrant Shares specified opposite such Purchaser's name on Schedule A, against receipt of funds by check or by wire transfer to an account or accounts designated by the Company prior to the Closing in the amount set forth on Schedule A as the purchase price therefor, in payment of the full purchase price for the Warrants.

     3.03. [Intentionally Omitted].

     3.04. [Intentionally Omitted].

     3.05. [Intentionally Omitted].

     3.06. [Intentionally Omitted].

     3.07. [Intentionally Omitted].

     3.08. [Intentionally Omitted].

     3.09. Right to Purchase New Mezzanine Securities. Prior to issuing any Subordinated Debt after the Closing Date that is not issued in connection with any capital stock or similar security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right (such Subordinated Debt herein referred to as `~Mezzanine Securities `~, of the Company or any of its Subsidiaries to any Person, the Company will first give, or cause such Subsidiary to give to each of the holders of the Notes the right to purchase, on the same terms, the same proportion of the Mezzanine Securities proposed to be sold by the Company or such Subsidiary as the number of Warrants and Warrant Shares owned by such holder bears to the total number of shares of Outstanding Common Stock at that time. Persons electing to purchase Mezzanine Securities pursuant to this Section shall also be entitled to purchase (pro rata according to their holdings of Warrants and Warrant Shares) offered Mezzanine Securities that other holders decline to purchase. Any such right of purchase shall be exercisable for a period of twenty (20) days after the holders receive written notice of a proposed issuance of Mezzanine Securities (and any such notice by the Company or a Subsidiary shall be given not less than twenty (20) nor more than ninety (90) days prior to any such issuance). The Company shall be entitled to sell any Mezzanine Securities not purchased by the holders of Notes pursuant to this
Section 3.09: (i) during the period ending six (6) months after the date of the Company's notice to such holders and (ii) at not less than the same price and upon terms not materially less favorable to the Company than those offered to the holders of Notes, but may not otherwise sell such Mezzanine Securities without renewed compliance with this Section 3.09.

     3.10. [Intentionally Omitted].

     3.11. Termination Upon Qualified IPO. The right of each holder of Notes to purchase new Mezzanine Securities set forth in Section 3.09 shall terminate immediately prior to the closing of a Qualified IPO.

     3.12. Waiver of Preemptive Rights and Dilution Adjustments. The Purchasers waive any (i) preemptive rights and (ii) any anti-dilution adjustments to the Warrants, in each case which such Purchasers have with regard to the issuance of up to 522,953 shares of Class A Common Stock to be issued to certain employees of the Company after the date hereof in amounts and subject to the terms and conditions to be determined by the Compensation Committee of the Company.

                                   ARTICLE IV
                      CONDITIONS TO PURCHASERS' OBLIGATION

     The obligation of each Purchaser to purchase and pay for the Notes and Warrants to be purchased by such Purchaser at the Closing is subject to satisfaction of the following conditions, all or any of which may be waived in writing by such Purchaser:

     4.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article VI hereof shall be true and correct in all material respects at the time of, and immediately after giving effect to, the sale of the Notes and the Warrants.

     4.02. Documentation at Closing. Each Purchaser shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to such Purchaser and such Purchaser's special counsel:

          (a) A certified copy of the charter documents and by-laws of the Company and each of its Subsidiaries; a certified copy of the resolutions of the board of directors and, to the extent required, the stockholders of the Company evidencing approval, as applicable, of this Agreement, the Operative Documents and all other matters contemplated hereby and thereby; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Operative Documents and all other matters contemplated hereby or thereby.

          (b) A favorable opinion of Vinson & Elkins L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Purchasers and their special counsel.

          (c) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the Operative Documents and any other documents or certificates to be delivered pursuant hereto or thereto by the Company or any of its officers, together with the true signatures of such officers. Each Purchaser may conclusively rely on such certificate until such Purchaser shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (d) A certificate from a duly authorized officer of the Company stating that the representations and warranties contained in Article VI hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct in all material respects and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the Operative Documents which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (e) The Subordination Agreements in form and substance satisfactory to the Purchasers and their special counsel executed by the parties thereto.

          (f) Payment for the costs, expenses, taxes and filing fees identified in Section 9.04 as to which the Purchasers give the Company notice prior to the Closing.

          (g) A certificate from a duly authorized officer of the Company stating that all the conditions set forth in this Article IV have been satisfied, other than those, if any, waived by the Purchasers in writing.

          (h) The Preferred Stock Subordination Agreement dated as of May 10, 1996, amended by that certain Amendment Agreement dated as of November 22, 1996 (the "First Amendment Agreement"), that certain Second Amendment Agreement dated as of May 19, 1997 (the "Second Amendment Agreement"), that certain Transfer, Assignment and Assumption Agreement and Third Amendment Agreement dated as of January 1, 1998 (the "Third Amendment Agreement"), that certain Transfer, Assignment and Assumption Agreement and Fourth Amendment Agreement dated as of July 22, 1998 (the "Fourth Amendment Agreement"), that certain Fifth Amendment Agreement dated as of March 9, 1999 (the "Fifth Amendment Agreement"), that certain Sixth Amendment Agreement dated as of April 27, 2001 (the "Sixth Amendment Agreement") and the Seventh Amendment Agreement (the "Preferred Stock Subordination Agreement") among the Company and the security holders named therein shall have been amended in form and substance satisfactory to the Purchasers and their special counsel.

          (i) A private placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes and the Warrants.

          (j) Evidence that all preemptive rights relating to the issuance by the Company of the Warrants and the Warrant Shares upon exercise of the Warrants have been waived and all rights of first offer relating to the issuance and sale by the Company of the Notes have been waived.

          (k) Such other documents referenced in any Exhibit hereto or relating to the transactions contemplated by this Agreement as such Purchaser or such Purchaser's special counsel may reasonably request.

     4.03. Loan Agreement. The Company shall have contemporaneously with the Closing entered into the Third Amendment Agreement to the Loan Agreement with the Banks on terms satisfactory to the Purchasers and their special counsel and shall have closed or shall close simultaneously the transactions contemplated thereby and have access to the funds with respect thereto. Copies of all documents delivered to the Company and the Banks in conjunction with the closing of the transactions contemplated by the Third Amendment Agreement to the Loan Agreement shall have been delivered to the Purchasers or their special counsel.

     4.04. Series D-I Preferred Stock. The Company shall have contemporaneously with the Closing sold 20,000 shares of Series D- I Preferred Stock pursuant to that certain Series D- I Preferred Stock Purchase Agreement dated April 27, 2001, as amended, and received not less than $20,000,000 as gross proceeds thereof.

     4.05. No Default. At the time of and immediately after giving effect to the sale of the Notes and the Warrants there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

     4.06. Purchase Permitted by Applicable Law; Approvals. The purchase of and payment for the Notes and Warrants to be purchased by each Purchaser on the Closing Date and the issuance of the Warrant Shares on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any Applicable Law (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any Applicable Law, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition; each Purchaser hereby acknowledges that such compliance with Applicable Laws is based in part on the accuracy of the Purchasers' representations and warranties set forth in Sections 5.01(b), (c), (d), (e) and (f). All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Notes, the Warrants and the other Operative Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

     4.07. Amended Stock Purchase Agreement. The Stock Purchase Agreement dated as of October 21, 1994 among the Company, Austin III-A and Austin III-B, as amended on November 10, 1994 and May 10, 1996 (the "Stock Purchase Agreement"), shall have been amended in form and substance satisfactory to the Purchasers and their special counsel.

     4.08. Amended Shareholders Agreement. The Third Amended and Restated Shareholders Agreement dated as of April 27, 2001 among the Company, CRL, Austin III-A, Austin III-B, and the other parties thereto shall have been amended in form and substance satisfactory to the Purchasers and their special counsel (as so amended, the "Shareholders Agreement").

     4.09. Amended Co-Sale Agreement. The Second Amended and Restated Co-Sale Agreement dated as of April 27,2001 among the Company, CRL, Austin III-A and Austin III-B and the other parties thereto shall have been amended in form and substance satisfactory to the Purchasers and their special counsel (as so amended, the "Co-Sale Agreement").

     4.10. Amended Registration Agreement. The Third Amended and Restated Registration Agreement dated as of April 27, 2001 among the Company, CRL, Austin III-A and Austin III-B and the other parties thereto shall have been amended in form and substance satisfactory to the Purchasers and their special counsel (as so amended, the "Registration Agreement").

     4.11. Amended Affiliate Registration Agreement. The Amended and Restated Affiliate Registration Agreement dated as of May 10, 1996, as amended by the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement and the Fourth Amendment Agreement (as so amended, the "Affiliate Registration Agreement") among the Company and Hull Family Limited Partnership shall have been amended in form and substance satisfactory to the Purchasers and their special counsel.

     4.12. Amended Articles of Incorporation. The Articles of Incorporation shall have been amended in accordance with all Applicable Laws and in form and substance satisfactory to the Purchasers and their special counsel (including, without limitation, to prohibit any redemption of the Preferred Stock until 91 days after the indefeasible payment in full of all principal of, interest on, Make-Whole Account, if any, and all other amounts due under the Notes and this Agreement).

     4.13. Seventh Amendment Agreement. The Seventh Amendment Agreement shall have been duly authorized, executed and delivered by each of the parties thereto and the Purchaser shall have received a copy thereof.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     5.01. Representations and Warranties of the Purchasers. Each Purchaser, for itself only, hereby represents and warrants that:

          (a) Such Purchaser has duly authorized, executed and delivered this Agreement and such of the Operative Documents as require execution by such Purchaser.

          (b) It is such Purchaser's present intention to acquire the Securities for its own account.

          (c) The Securities it is acquiring are for the purpose of investment and not with a view to distribution thereof; subject, nevertheless, to the condition that the disposition of the property of such Purchaser shall at all times be within its control.

          (d) Such Purchaser acknowledges that it has reviewed and discussed the Company's business, affairs and current prospects with such officers of the Company and others as it has deemed appropriate or desirable in connection with the transactions contemplated by this Agreement. Such Purchaser further acknowledges that it has requested, received and reviewed such information, undertaken such investigation and made such further inquiries of officers of the Company and others as it has deemed appropriate or desirable in connection with such transactions, provided, however, no investigation made heretofore or hereafter by or on behalf of such Purchaser shall have any effect whatsoever on the representations and warranties of the Company hereunder, each of which will survive any such investigation.

          (e) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in this Agreement and the Registration Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.

          (f) Such Purchaser represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser further represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Commission under the Securities Act with respect to the purchase of the Securities.

          (g) No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any written agreement made by such Purchaser to pay any such compensation.

          (h) Such Purchaser hereby acknowledges that the Notes, the Warrants and each certificate representing the Warrant Shares and any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Schiff Hardin & Waite shall be satisfactory) shall bear a legend substantially in the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

The acquisition by such Purchaser of the Securities on the Closing Date shall constitute a confirmation by it of the foregoing representations and warranties as if made by such Purchaser on the date of such acquisition.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each Purchaser as of the Closing Date as follows:

     6.01. Organization and Standing of the Company and Subsidiaries; Ownership. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have (or be reasonably likely to have) a material adverse effect on the prospects, business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries taken as a whole or the Company's ability to perform its obligations under this Agreement and the Notes (a "Material Adverse Effect"). Except as set forth on
Exhibit 6.01 attached hereto, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

     6.02. Corporate Action. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Operative Documents and any other agreements and instruments executed in connection herewith and therewith valid and enforceable obligations of the Company. The Company has duly executed and delivered this Agreement, each of the Operative Documents and each other agreement and instrument executed by it in connection herewith and therewith and each is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles regardless of whether enforcement is sought in equity or at law. Sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. Neither the issuance of the Notes or Warrants, nor the issuance of shares of Common Stock upon the exercise of the Warrants, is subject to preemptive or other similar statutory or contractual rights or will conflict with any provisions of any agreement or instrument to which the Company is a party or by which the Company is bound.

     6.03. Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of, or for the performance by the Company of its obligations under, this Agreement, any of the Operative Documents or the Warrant Shares.

     6.04. Litigation. Except as set forth in Exhibit 6.04 hereto, there is no litigation, action or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, affecting any of their respective properties or assets, or against any officer, key employee or principal stockholder of the Company or any of its Subsidiaries. Nothing disclosed in Exhibit 6.04 hereto (i) either individually or in the aggregate would have (or be reasonably likely to have) a Material Adverse Effect, (ii) might call into question the validity of this Agreement, any Operative Document or any action taken or to be taken pursuant hereto or thereto or (iii) seeks to prevent the consummation of the transactions contemplated by this Agreement, nor, to the best knowledge of the Company, has there occurred any event on the basis of which any litigation, proceeding or investigation meeting the criteria of (i), (ii) or (iii) above could reasonably be expected to be instituted. Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any of their respective officers, key employees or principal stockholders (in their capacities as such), is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company or any of its Subsidiaries.

     6.05. Compliance with Law. The Company and each of its Subsidiaries is in compliance in all respects with the terms and provisions of this Agreement and of its Articles of Incorporation (or comparable charter documents), as amended, and By-laws, as amended, and in all respects with the terms and provisions of all judgments, decrees, governmental orders, statutes, rules and regulations to which it and its properties and assets are subject (collectively, the "Applicable Laws"), except for such failures to be in compliance with Applicable Laws which would not, individually or in the aggregate, have (or be reasonably likely to have) a Material Adverse Effect. Neither the execution and delivery of this Agreement and the Operative Documents, nor the consummation of any transactions contemplated hereby or thereby, has constituted or resulted in, or will constitute or result in, a violation of any provision of any Applicable Laws.

     6.06. Federal Reserve Regulations. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Notes or Warrants will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     6.07. Title to Assets, Patents. Except as set forth on Exhibit 6.07 attached hereto, the Company and each of its Subsidiaries has good and indefeasible title in fee to such of its fixed assets as are real property, and good and indefeasible title to all of its other assets, now carried on its books including those reflected in the most recent balance sheet of the Company included in the Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business), free of any mortgages, pledges, charges, liens, security interests or other encumbrances. The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all of said leases are valid and subsisting and in full force and effect. The Company and each of its Subsidiaries owns or has a valid right to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names, trade name rights or domain names or franchises, copyrights, inventions and intellectual property rights being used to conduct its business as now operated and as now proposed to be operated; and the conduct of its business as now operated and as now proposed to be operated does not and will not to the best knowledge of the Company conflict with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names, trade name rights or domain names or franchises, copyrights, inventions and intellectual property rights of others. Neither the Company nor any of its Subsidiaries has any obligation to compensate any Person for the use of any such patents or such rights nor has the Company or any of its Subsidiaries granted to any Person any license or other rights to use in any manner any of such patents or such rights.

     6.08. Financial Information. (a) Attached hereto as Exhibit 6.08A is the audited balance sheet of the Company and its Subsidiaries as of June 30, 2001 and the related statements of operations and stockholders' equity and of cash flows for the fiscal year then ended, certified by Ernst & Young, LLP, the Company's independent public accountants, and the unaudited balance sheet of the Company and its Subsidiaries as of September 30, 2001 and the related statements of operations and stockholders' equity ant' of cash flows for the three months then ended (all such financial statements, including the notes to the annual financial statements, being referred to herein collectively as the "Financial Statements"). All Financial Statements have been prepared in accordance with GAAP and consistent with prudent business management practices, are complete in all material respects and fairly present the financial position of the Company and its Subsidiaries as of the respective dates thereof and results of operations and changes in financial position of the Company and its Subsidiaries for each of the periods then ended except that the unaudited Financial Statements lack footnotes and are subject to normal year end audit adjustments which will not be material, individually or in the aggregate.

          (b) Since June 30, 2001, there has been no material adverse change in the prospects, business, assets, liabilities, condition (financial or otherwise), or in the results of operations of the Company and its Subsidiaries taken as a whole.

          (c) Neither the Company nor any of its Subsidiaries has any liability, contingent or otherwise, not disclosed in the Financial Statements or in the notes thereto that could, together with all such other liabilities, have a Material Adverse Effect, nor does the Company have any reasonable grounds to know of any such liability.

          (d) A schedule of Indebtedness of the Company and its Subsidiaries as of the Closing Date (including lease obligations required to be capitalized in accordance with applicable Statements of Financial Accounting Standards) is attached hereto as Exhibit 6.08B.

     6.09. Taxes. Except as set forth in Exhibit 6.09, the Company and each of its Subsidiaries has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments have been paid or provision made therefor. The Company does not know of any additional assessments or adjustments pending or threatened against the Company or any of its Subsidiaries for any period, nor of any basis for any such assessment or adjustment. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

     6.10. ERISA. (a) Except as set forth on Exhibit 6.10 hereto, the Company and each of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the applicable provisions of Section 401(a) of the Code. No matter set forth on Exhibit 6.10 hereto has had or could reasonably be expected to have a Material Adverse Effect. No employee benefit plan established or maintained, or to which contributions have been made, by the Company or any of its Subsidiaries, which is subject to part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company or any of its Subsidiaries.

          (b) The execution and delivery of this Agreement and the issuance and sale of the Notes and Warrants hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(l)(A)-(D) of the Code.

     6.11. Transactions with Affiliates. Except as set forth in Exhibit 6.11 hereto, or pursuant to the terms of the Operative Documents, there are no loans, leases, royalty agreements or other continuing transactions between the Company or any of its Subsidiaries, on the one hand, and any Person owning, or who did own at any time within the two-year period preceding the date of this Agreement, five percent (5%) or more of any class of capital stock of the Company or any of its Subsidiaries or other entity controlled by such stockholder or a member of such stockholder's family, on the other hand, except for existing agreements with employees of the type described in Section 7.02(m).

     6.12. Assumptions or Guaranties of Indebtedness of Other Persons. Neither the Company nor any of its Subsidiaries has assumed, guaranteed., endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person.

     6.13. Investments in Other Persons. Neither the Company nor any of its Subsidiaries has made any loan or advance to any Person which is outstanding on the date of this Agreement other than any loan or advance made in the ordinary course of business in accordance with customary trade practices, nor is the Company or any of its Subsidiaries obligated or committed to make any such loan or advance.

     6.14. Equal Employment Opportunity. Each of the Company and its Subsidiaries has reviewed its employment practices and policies and, to the best of the Company's knowledge, is in compliance with all applicable laws of the United States, of the State of Texas, and of each other applicable jurisdiction, relating to equal employment opportunity.

     6.15. Securities Act. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Notes, Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Notes and Warrants under the registration provisions of the Securities Act.

     6.16. Disclosure. Neither this Agreement, the Financial Statements, the Operative Documents, nor any other agreement, document, certificate or written statement furnished to any Purchaser or the Purchasers' special counsel by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by the Company to the Purchasers and which has a Material Adverse Effect, or in the future could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the

Company has no knowledge of any specific existing, pending or planned patent, invention or device which would have (or be reasonably likely to have) a Material Adverse Effect.

     6.17. No Brokers or Finders. No Person had, has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon any Purchaser for any commission, fee or other compensation as a finder or broker because of any written agreement by the Company, any of its Subsidiaries or any of its or their agents to pay any such compensation.

     6.18. Other Agreements of Officers. To the best knowledge of the Company, no officer or key employee of the Company or any of its Subsidiaries is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which has a Material Adverse Effect, or in the future may (so far as the Company can reasonably foresee) have a Material Adverse Effect. To the best knowledge of the Company, no officer or key employee of the Company or any of its Subsidiaries has any present intention of terminating his employment with the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any present intention of terminating any such employment.

     6.19. Capitalization of the Company; Status of Capital Stock. The Company has a total authorized capitalization consisting of (i) 50,000,000 shares of Class A Common Stock, of which 1,387,752 shares are issued and outstanding, (ii) 700,000 shares of Class B Common Stock, of which no shares are issued and outstanding, and (iii) 10,800,795 shares of Preferred Stock, of which (a) 4,000,000 shares are designated Series A Preferred Stock, all of which are issued and outstanding, (b) 5,000,000 shares are designated Series B Preferred Stock, all of which are issued and outstanding, (c) 1,409,375 shares are designated Series C Preferred Stock, all of which shares are issued and outstanding, (d) 251,420 shares are designated Series C-I Preferred Stock, all of which shares are issued and outstanding, (e) 70,000 shares are designated Series D--l Preferred Stock, all of which (after giving effect to issuance of 20,000 such shares concurrently herewith) are issued and outstanding, and (f) 70,000 shares of designated Series D-2 Preferred Stock, none of which have been issued or are outstanding. Exhibit 6.19 sets forth a correct and complete list of the holders of all capital stock of the Company, showing (both on a fully diluted basis (including after giving effect to the conversion, exchange or exercise of any outstanding capital stock of the Company) and non-fully diluted basis, in each case after giving effect to the issuance, sale and delivery of the Warrants in accordance with this Agreement) (I) the number and percentage of shares of Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-I Preferred Stock, Series D- 1 Preferred Stock, Series D-2 Preferred Stock, warrants or other securities of the Company held by each shareholder as of the date of this Agreement, (2) the consideration paid to the Company, if any, therefor and, (3) with respect to any holder of preferred stock, warrants, options or other similar convertible security or conversion or exchange right, (a) the number of such securities or rights granted, (b) the number and type of security of the Company into which such securities or rights are exercisable, convertible or exchangeable for, (c) the conversion or exercise price, if any, of such securities and (d) the number of such securities or rights that have not been exercised, converted or exchanged. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants, when so issued, will he duly authorized, validly issued and fully paid and nonassessable. Except as otherwise set forth on Exhibit 6.19 and except for the Warrants, there are no options, warrants or rights to purchase shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. Except as otherwise set forth on Exhibit 6.19 or as set forth in the Shareholders Agreement and the Co-Sale Agreement, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. Except as set forth in this Agreement, in the Warrants, in the Shareholders Agreement, in the Co-Sale Agreement or as otherwise set forth on Exhibit 6.19, no holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company. The offer and sale of all shares of capital stock and other securities of the Company issued before the Closing complied with or were exempt from all federal and state securities laws.

     6.20. Capital Stock of Subsidiaries. The Company owns all of the outstanding capital stock of each of the Subsidiaries, beneficially and of record, free and clear of all liens, encumbrances, restrictions and claims of every kind. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized, are validly issued and are fully paid and nonassessable. There are no options, warrants or rights to purchase shares of capital stock or other securities of any of the Subsidiaries authorized, issued or outstanding, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

     6.21. Labor Relations. To the best knowledge of the Company, no labor union or any representative thereof has made any attempt to organize or represent employees of the Company or any of its Subsidiaries. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company or any of its Subsidiaries. Furthermore, to the best knowledge of the Company, relations with employees of the Company and its Subsidiaries are good and there is no reason to believe that any material labor difficulties will arise in the foreseeable future.

     6.22. Insurance. The Company and each of its Subsidiaries has insurance covering its properties and business adequate and customary for the type and scope of its properties and business, but in any event in amounts sufficient to prevent the Company and its Subsidiaries from becoming co-insurers.

     6.23. Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all material information relating to the business of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of the assets of the Company and its Subsidiaries, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and its Subsidiaries.

     6.24. Foreign Corrupt Practices Act. Each of the Company and its Subsidiaries has reviewed its practices and policies and to the best of its knowledge and belief is not engaged, nor, to the best of its knowledge, has any of its officers, directors, employees or agents engaged, in any act or practice which would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder.

     6.25. Registration Rights. Other than pursuant to the terms of the Registration Agreement and the Warrant Agreement dated November 10, 1994 between the Company and Heller Financial, Inc., no Person has demand or other rights to cause the Company or any of its Subsidiaries to file any registration statement under the Securities Act relating to any securities of the Company or any of its Subsidiaries or any right to participate in any such registration statement.

     6.26. Other Agreements. Except for alarm monitoring contract purchase agreements and master contract monitoring agreements entered into in the ordinary course of business and except as specifically contemplated by this Agreement or as set forth on Exhibit 6.26 attached hereto, neither the Company nor any of its Subsidiaries is a party to or otherwise bound or affected by any written or oral:

          (a) agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any Person, including without limitation any consultant;

          (b) agreement, contract, commitment or arrangement with any labor union or other representative of employees;

          (c) agreement, contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case future payments of $150,000 or more;

          (d) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case future payments of $150,000 or more;

          (e) agreement, contract or commitment continuing over a period of more than six months from the date hereof or exceeding future payments of $150,000 in value;

          (f) representative or sales agency agreement, contract or commitment;

          (g) lease under which it is either lessor or lessee;

          (h) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other agreement or contract, commitment or arrangement for the borrowing or lending of money (including without limitation loans to or from officers, directors, any shareholder or any member of any of their immediate families), agreement, contract, commitment or arrangement for a line of credit or guarantee, pledge or undertaking in any manner whatsoever of the indebtedness of any other Person;

          (i) agreement, contract or commitment for any charitable or political contribution;

          (j) agreement, contract or commitment for any capital expenditure after the date hereof in excess of $150,000;

          (k) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any Person, nor is any officer or employee of the Company or any Subsidiary subject to any such agreement except where such limitation runs to the benefit of the Company;

          (l) license, franchise, distributorship or other similar agreement, contract or commitment, including without limitation those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or any Subsidiary; or

          (m) agreement, contract or commitment not made in the ordinary course of business exceeding the sum of $150,000 in value or liability after the date hereof.

The Company and each of its Subsidiaries and, to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in material default under any lease, agreement or contract now in effect to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its respective property may be bound. Neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any material breach or anticipated material breach by the other party to any contract or commitment to which the Company or any of its Subsidiaries is a party. Neither the execution and delivery of this Agreement and the Operative Documents, nor the consummation of any of the transactions contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any such lease, contract or other agreement.

     6.27. Hazardous and Toxic Materials. (a) None of the properties owned, leased or operated by the Company or any of its Subsidiaries is in material violation of any federal, state or local laws, ordinances, regulations, or policies existing or enacted relating to the environment, health and safety, any Hazardous Discharges (as hereinafter defined) or to industrial hygiene or the environmental conditions on, under or about any of the property owned, leased or operated by the Company or any of its Subsidiaries, including, without limitation, soil and ground water conditions; (b) neither the Company nor any of its Subsidiaries has received any complaint, order, citation or notice with regard to air emissions, Hazardous Discharges or other environmental, health or safety matters affecting any of the properties at any time owned, leased or operated by the Company or any of its Subsidiaries or the businesses therein conducted, and (c) there has been no spill, discharge, release or cleanup of any hazardous or toxic waste or substance or any oil or pesticide which would result (or be reasonably likely to result) in a Material Adverse Effect ("Hazardous Substances") at any of the properties at any time owned, leased or operated by the Company or any of its Subsidiaries, including, without limitation, into or upon any of its soils, surface water, ground water or the improvements located thereon (a "Hazardous Discharge"). To the extent that any of the properties owned, leased or operated by the Company or any of its Subsidiaries are used for the handling, storage, transportation or disposal of hazardous or toxic materials, such use is in accordance with all federal, state and local environmental laws, rules, and regulations which apply to the handling, storage, transportation or disposal of hazardous or toxic materials and the Company and each of its Subsidiaries has obtained any and all necessary permits, licenses and approvals with respect to such use, including without limitation, United States Environmental Protection Agency identification numbers, hazardous waste manifests and hazardous waste permits required under the Federal Resource Conversation and Recovery Act.

     6.28. [Intentionally Omitted].

     6.29. Representations and Warranties Incorporated from Loan Agreement. Each of the representations and warranties given by the Company to the Banks in the Third Amendment Agreement to Loan Agreement is true and correct in all material respects as of the Closing Date.

     6.30. U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is now, nor will it be immediately after the Closing, a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

     6.31. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     6.32. Foreign Asset Control Regulations. Neither the sale of the Notes and the Warrants by the Company hereunder nor its use of the proceeds thereof will violate the Anti-Terrorism Order, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

                                  ARTICLE VII
                            COVENANTS OF THE COMPANY

     7.01. Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as any of the Securities are outstanding (except that (1) the provisions of Sections 7.01(a), (m), (r), (s),
(t) and (v) shall terminate upon repayment in full of the aggregate outstanding principal balance of the Notes together with all interest and Make-Whole Amount, if any, due thereon, and (2) the remainder of the provisions of this Article shall terminate upon the later to occur of (1) above and a Qualified IPO), it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

          (a) Punctual Payment. Pay the principal of, and the Make-Whole Amount and interest on, each of the Notes at the times and place and in the manner provided in the Notes and herein.

          (b) Payment of Taxes and Trade Debt. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, could reasonably be expected to become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or the Subsidiaries, except such as are being contested in good faith and by appropriate proceedings if the Company or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto.

          (c) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or such Subsidiary from becoming a co-insurer.

          (d) Preservation of Corporate Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to remain so qualified would not, either individually or in the aggregate, have (or be reasonably likely to have) a Material Adverse Effect; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 7.02(e). Preserve and maintain, and cause each Subsidiary to preserve and maintain, all intellectual property licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

          (e) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which could have a Material Adverse Effect.

          (f) Inspection Rights. At any reasonable time during the Company's normal business hours and upon at least three days' prior written notice, permit the Purchasers or any of their agents or representatives to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of their officers or directors and independent accountants. All reasonable out-of-pocket expenses of the Purchasers (or their agents or representatives), the Company or any Subsidiary incurred in connection with such inspection rights shall be borne by the Company until the Notes and all interest and Make-Whole Amount thereon are paid in full, and thereafter the Purchasers shall bear their own expenses. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Company shall only be required to reimburse the Purchasers for their expenses related to one, but not more than one, examination per calendar year.

          (g) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Company and each Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

          (i) Compliance with ERISA. Comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension or other employee benefit or employee contribution plans which are subject to ERISA or to the Code, and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

          (j) Foreign Corrupt Practices Act. Comply, and cause each Subsidiary to comply, and cause each officer, director, employee and agent of the Company and each Subsidiary to comply, at all times with the prohibitions on certain acts and practices set forth in the Foreign Corrupt Practices Act of 1977, and any rules of regulations promulgated thereunder.

          (k) Equal Employment Opportunity. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws of the United States, the State of Texas, and of each other applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and executive orders relating thereto and the applicable terms, relating to equal employment opportunity; provided, however, that neither the Company nor any Subsidiary shall be considered to have failed to comply with the foregoing during any period that any matter relating to the Company's or such Subsidiary's employment practices is being contested by the Company or such Subsidiary in appropriate proceedings, or thereafter, if the Company or such Subsidiary complies with any final determination issued in such proceedings.

          (l) Attendance at Board Meetings. Permit each Purchaser or its designee to have one observer attend each meeting of the board of directors of the Company and any committee thereof. The Company will send to the Purchasers and their designee the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the directors or committee members, as the case may be; provided, however, that the Purchasers and their designee shall always receive at least 48 hours' prior notice of any meeting. The Company shall also provide to the Purchasers copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the board of directors or committees.

          (m) Payment of Senior Debt by the Purchasers. In the event that any default occurs in the payment of the principal of or any interest on any Senior Debt and such default shall continue for a period of thirty (30) days (or such shorter period as is necessary in order to permit the Purchasers to act pursuant to this subsection prior to any acceleration of such Senior Debt) without waiver or forbearance by the Bank, permit the Purchasers, on behalf of the Company, to cure such default, to prepay in full any such Senior Debt or to purchase such Senior Debt, upon the terms and conditions set forth in the Bank Subordination Agreement.

          (n) Board of Directors and Committees. The board of directors of the Company shall meet at least four (4) times per calendar year. The Company shall at all times maintain a Compensation Committee and an Audit Committee of its board of directors. For as long as any Notes are outstanding, the Company shall reimburse the Purchasers' board observer for all reasonable out-of-pocket costs incurred by it in connection with traveling to and from and attending meetings of the board of directors and committees of the board of directors of the Company; thereafter, the Purchasers shall bear any and all such expenses incurred by their board observer.

          (o) U.S. Real Property Holding Corporation. The Company shall, and shall cause each Subsidiary (if and when such Subsidiary exists) to, conduct its business, and do or cause to be done any and all actions as are necessary, so that neither the Company nor any Subsidiary shall at any time be a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

          (p) [Intentionally Omitted].

          (q) [Intentionally Omitted].

          (r) Maximum Total Debt to Annualized Net Operating Income Ratio. Maintain a ratio of (i) Total Debt outstanding as of the end of the month immediately preceding the last day of each fiscal quarter of the Company to (ii) an amount equal to four (4) times Net Operating Income for the three months ending on the last day of such fiscal quarter of not greater than the following ratios for the periods indicated (such compliance to be determined as of the last day of each fiscal quarter of the Company ending during such period):

                                      Maximum Ratio of Total Debt to
                                Four times (4x) trailing three months' Net
            Period                           Operating Income
-----------------------------   ------------------------------------------

From the Closing Date through
   December 31, 2002                             4.31 to 1

From January 1, 2003 through
   December 31, 2003                             4.03 to 1

From January 1, 2004 through
   June 30, 2004                                 3.74 to 1

Thereafter                                       3.45 to 1

          (s) Maximum Total Senior Debt to Annualized Net Operating Income Ratio. Maintain a ratio of (i) Total Senior Debt outstanding as of the end of the immediately preceding month to (ii) an amount equal to twelve (12) times Net Operating Income for the month then ending of not greater than the following ratios for the periods indicated (such compliance to be determined as of the last day of any month ending during such period):

                                  Maximum Ratio of Total Senior Debt to
             Period             Twelve times (12x) Net Operating Income
                                          for Month then Ended
-----------------------------   ------------------------------------------

From the Closing Date through
   January 31, 2002                             4.31 to 1

From February 1, 2002 through
   December 31, 2002                            3.74 to 1

From January 1, 2003 through
   December 31, 2003                            3.45 to 1

Thereafter                                      3.16 to 1

          (t) Minimum Interest Coverage Ratio. Maintain a ratio of (i) an amount equal to Net Operating Income for each fiscal quarter of the Company to (ii) Total Interest Expense for such fiscal quarter of at least 1.91 to 1.0 (such compliance in each case to be determined as of the last day of each fiscal quarter of the Company ending during such period).

          (u) [Intentionally Omitted.]

          (v) Minimum Fixed Charge Coverage Ratio. Maintain a ratio of(i) an amount equal to Net Operating Income for the period of twelve (12) consecutive months ended on the date of determination to (ii) Fixed Charges for the same twelve (12) month period of not less than the following ratios for the periods indicated (such compliance to be determined as of the last day of each fiscal quarter of the Company ending during such period):

           Period               Fixed Charge Cover Ratio
-----------------------------   ------------------------------------------

From the Closing Date through
   December 31, 2003                    1.49 to 1

From January 1, 2004 through            1.06 to 1
   June 30, 2004

Thereafter                              0.89 to 1

     7.02. Negative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as any of the Securities are outstanding (except that (1) the provisions of Sections 7.02(a), (b),(c), (d), (e), (f), (g), (i), (j), (k), (1) and (m) shall terminate upon repayment in full of the aggregate outstanding principal balance of the Notes together with all interest and Make-Whole Amount due thereon, and
(2) the remainder of the provisions of this Article shall terminate upon the later to occur of (1) above and a Qualified IPO), it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

          (a) Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances (collectively, "Permitted Liens"):

               (i) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings (and as to which adequate reserves are being maintained);

               (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

               (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds;

               (v) in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

               (vi) arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

               (vii) arising from any litigation or proceeding which is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made;

               (viii) described on Exhibit 6.07 which secure the Indebtedness set forth on Exhibit 6.08B, provided that no such lien is extended to cover other or different property of the Company or any Subsidiary; and

               (ix) liens which secure Indebtedness permitted by Section 7.02(b)(i).

          (b) Indebtedness. Without the prior written consent of the Requisite Noteholders, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness for borrowed money (including, without limitation, the amount of any purchase price which is secured by a purchase money security interest) other than (i) Senior Debt (other than Senior Subordinated Debt) in an amount not to exceed $359,500,000, (ii) Senior Subordinated Debt in an amount not to exceed $12 million, (iii) the Notes, (iv) Holdback Debt incurred in the ordinary course of business and (v) an unlimited amount of Junior Subordinated Debt outstanding at any time on a consolidated basis, provided that the incurrence and maintenance of all such Indebtedness does not result in the Company's or any Subsidiary's failure to comply with any of the other provisions of Article VII hereof.

          (c) Lease Obligations. Become obligated to pay rent under any leases or other rental arrangements (including Capital Leases) under which the amount of the aggregate lease or other payments for all such agreements or arrangements exceeds $1,725,000 on a consolidated basis for any twelve-month period.

          (d) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guarantees by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except by the Company with respect to any Indebtedness of any Subsidiary which is permitted by this Agreement.

          (e) Mergers, Sale of Assets, Etc. Without the prior written consent of the Requisite Noteholders, merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) any of its assets (whether now owned or hereafter acquired) or permit any Subsidiary to do so, except tat (i) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, (ii) any Subsidiary may merge into or transfer assets to the Company and (iii) the Company or any Subsidiary may sell, assign, lease or otherwise dispose of (1) inventory in the ordinary course of business, (2) equipment that is no longer used or useful in the Company's or any of its Subsidiaries' business or that is physically obsolete, provided that the proceeds thereof are used first to reduce outstanding Senior Debt and then to reduce other outstanding Indebtedness, (3) equipment the proceeds of which are applied within thirty (30) days of such sale to the purchase of replacement equipment with like value and function and (4) other assets, provided that: (A) the fair market value of all of the assets sold in a given fiscal year in the aggregate does not exceed the lesser of: (1) $15 million or (II) fifteen percent (15%) of the total amount outstanding in respect of principal and unpaid interest under the Loan Agreement immediately prior to any such sale (provided, however, that the foregoing limitation on the value of assets that may be sold in a given fiscal year shall not be applicable if there then exists an event of default under the Loan Agreement), (B) the assets are sold at their fair market value (determined in good faith by the Board of Directors), (C) the sale is approved by the Board of Directors and (D) the proceeds from such dispositions are applied first to reduce outstanding Senior Debt and then to reduce other outstanding Indebtedness. Notwithstanding the foregoing, the provisions of this Section 7.02(e) shall not apply to any transaction if, as a result of such transaction, the Notes and any outstanding unpaid interest (Make-Whole Amount and other amounts) thereon are repaid in full at the closing of such transaction.

          (f) Investments in Other Persons. Without the prior written consent of the Requisite Noteholders, make or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets or other property of, obligations of, or any interest in, any Person, except:

               (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

               (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000 and whose parent holding company has long-term debt rated Aal or higher, and whose commercial paper (if rated) is rated Prime 1, by Moody's Investors Service, Inc.;

               (iii) loans or advances from a Subsidiary to the Company or from the Company to a Subsidiary;

               (iv) investments by the Company or a Subsidiary in the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition;

               (v) advances to employees for travel or relocation in accordance with the ordinary course of business; and

               (vi) acquisitions of assets, capital stock or other property which individually and in the aggregate are not material to the Company or such Subsidiary (assets, capital stock and other property with a fair market value of less than $100,000 acquired in any one-year period in the aggregate shall not be deemed "material"); provided, however, that each such acquisition can be made in compliance with the other terms of this Agreement, including, without limitation, Section 7.02(1); and provided further, however, that this Section 7.02(f)(vi) shall not prohibit the acquisition (either directly or indirectly through the purchase of 100% of the outstanding ownership interests of a Person) of alarm system monitoring contracts in the ordinary course of business.

          (g) Distributions. Without the prior written consent of the Requisite Noteholders, declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"); provided, however, that nothing herein contained shall prevent:

               (i) the Company from effecting a stock split or declaring or paying any dividend consisting of shares of any class of Common Stock to the holders of shares of such class of Common Stock, provided that such stock split or dividend is effected equally across all classes of Common Stock; or

               (ii) [Intentionally Omitted]; or

               (iii) any Subsidiary from declaring or making payment of cash and stock dividends, returns of capital or distributions of assets to the Company; or

               (iv) the Company from issuing (A) Class A Common Stock pursuant to the 1999 Stock Plan and the 2001 Stock Plan (as in effect on the date hereof), (B) Class A Common Stock upon conversion of shares of Series A Preferred Stock pursuant to the Articles of Incorporation, (C) Class A Common Stock upon conversion of shares of Series B Preferred Stock pursuant to the Articles of Incorporation, (D) Class A Common Stock upon conversion of shares of Series C Preferred Stock pursuant to the Articles of Incorporation, (E) Class A Common Stock and Series D-2 Preferred Stock upon conversion of the Series D-l Preferred Stock pursuant to the Articles of Incorporation, (F) the issuance of the Warrant Shares upon the exercise of the Warrants (capitalized terms used in this Clause (F) shall have the meanings ascribed to them in the Articles of Incorporation), or (G) Class A Common Stock issuable upon conversion of any outstanding Class B Common Stock;

if in the case of any such transaction the Distribution can be made in compliance with the other terms of this Agreement.

          (h) Dealings with Affiliates. Without the prior written consent of the Purchaser Majority, enter or permit any Subsidiary to enter into any transaction with any holder of five percent (5%) or more of any class of capital stock of the Company, or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds five percent (5%) or more of any class of capital stock; provided, however, that this Section 7.02(h) shall not apply to any transaction which is governed by Section 7.02(m) or to any transaction which is approved by the Board of Directors, is on terms no less favorable to the Company than could be obtained from an independent third party and of which the Purchasers have been provided with ten (10) days' prior written notice.

          (i) Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary, provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 7.02(e).

          (j) Change in Nature of Business. Without the prior written consent of the Requisite Noteholders, make, or permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof.

          (k) No Amendment or Waiver of Charter Documents. Amend, alter, repeal or terminate its Articles of Incorporation (or comparable charter documents), as amended and in effect on the date hereof, in any manner detrimental or adverse to the interests of the holders of Notes without the prior written consent of the Requisite Noteholders.

          (l) Capital Expenditures. Make, or permit any Subsidiary to make any Capital Expenditure, if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during such fiscal year would exceed Three Million Four Hundred Fifty Thousand Dollars ($3,450,000), provided that the Company may, during the fiscal year ending June 30, 2002 and during any fiscal year thereafter, carry forward up to Four Hundred Thousand Dollars ($400,000) of permitted but unused Capital Expenditures from the immediately preceding fiscal year, and provided further, that in no event shall Capital Expenditures exceed Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000) in any such fiscal year.

          (m) Compensation. Pay, directly or indirectly, as salary, bonuses, fringe benefits, expenses, stock option grants, drawing accounts or otherwise any compensation to any executive officer (or any relative of any executive officer) of the Company or any Subsidiary not approved by the Compensation Committee of the Board of Directors of the Company other than such compensation arrangements as are in place as of the Closing Date.

     7.03. Reporting Requirements. The Company will furnish (i) to each holder of any Note, and (ii) until the occurrence of a Qualified IPO, except as expressly otherwise set forth below in this Section 7.03, to each holder of any Warrants or Warrant Shares:

          (a) until the Notes, and any outstanding unpaid interest thereon, are paid in full, together with any Make-Whole Amount due thereon, as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

          (b) (i) as soon as available and in any event within thirty (30) days after the end of each month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such month and for the periods commencing at the end of the previous fiscal year and ending with the end of such month, all duly certified (subject to normal year-end adjustments) by the chief financial officer of the Company, in the name of and on behalf of the Company, as having been prepared in accordance with GAAP, and (ii) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter until the Notes, and any outstanding unpaid interest thereon, are paid in full, a report setting forth the calculation of the Company's compliance with the covenants set forth in Sections 7.0 1(r), (s), (t) and (v), duly certified (subject to normal year-end adjustments) by the chief financial officer of the Company, in the name of and on behalf of the Company;

          (c) as soon as available and in any event within one hundred (100) days after the end of each fiscal year of the Company, commencing with the fiscal year ending June 30, 2002, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by Ernst & Young LLP or other independent public accountants of recognized national standing acceptable to the Requisite Noteholders and including a discussion by the Company's management of any variance from the Budget for the fiscal year just ended.

          (d) each year at the time and in the form customarily prepared by management for internal use, (x) an operating budget (the "Budget") of the Company and its Subsidiaries for the next fiscal year, and (y) three to five year financial plans for the Company and the Subsidiaries;

          (e) until the Notes, and any outstanding unpaid interest thereon, together with any Make-Whole Amount due thereon, are paid in full, at the time of delivery of each monthly and annual statement, (1) a certificate, executed by the chief financial officer of the Company, in the name of and on behalf of the Company, stating that such officer has caused this Agreement, the Notes, and the Warrants to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions of this Agreement, the Notes or the Warrants or, if such officer has such knowledge, specifying such default and the nature thereof, and setting forth computations in reasonable detail demonstrating compliance with the provisions of Sections 7.02(b) and (d); and (2) a statement setting forth computations in reasonable detail demonstrating compliance with the provisions of Section 7 of the Loan Agreement;

          (f) until the Notes, and any outstanding unpaid interest thereon, are paid in full, at the time of delivery of each annual statement, a certificate executed by the Company's independent public accountants, setting forth computations in reasonable detail demonstrating compliance with the provisions of Sections 7.01(r), (s), (t) and (v) and Sections 7.02(b) and (d);

          (g) promptly upon receipt thereof, any written report submitted to the Company or any Subsidiary by independent public accountants in connection with an annual or interim audit of the books of the Company and the Subsidiaries made by such accountants;

          (h) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary of the type described in Section 6.04;

          (i) unless otherwise provided pursuant to this Section 7.03, simultaneously as they are sent to the Bank, copies of all financial statements, reports and other information delivered by the Company to the Banks;

          (j) promptly after sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or the Commission; and

          (k) until the Notes, and any outstanding unpaid interest (Make-Whole Amount and other amounts) thereon, are paid in lull, such other information respecting the business, assets, liabilities, financial condition, results of operations or prospects of the Company or any of its Subsidiaries as the Purchasers may from time to time reasonably request, and to make available to the Purchasers and their representatives, members of management and employees with significant responsibilities (such as department heads) for the purposes of updating the Purchasers as to the condition of the Company and its Subsidiaries.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     8.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Company shall fail to pay any principal of or Make-Whole Amount on any of the Notes when due, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or

          (b) The Company shall fail to pay any interest on any of the Notes when due and such failure shall continue for five (5) Business Days; or

          (c) he Company (i) shall default in the performance of any covenant contained in Sections 7.01(r), (s), (t) and (v) or Sections 7.02(a), (b)or (g) or Section 7.03(a); or (ii) shall default in the performance of any other covenant contained in Section 7.02 and such default shall remain unremedied for ten (10) days; or

          (d) Any representation or warranty made by the Company in this Agreement or by the Company (or any of its officers) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

          (e) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Notes or the Warrants on its part to be performed or observed and any such failure remains unremedied for twenty (20) days after written notice thereof shall have been given to the Company by any registered holder of the Notes; or

          (f) The Company or any Subsidiary shall fail to pay any Indebtedness exceeding $100,000 owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, unless such failure to pay shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; or

          (g) The Company or any Subsidiary shall be involved in financial difficulties evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title II of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;
(vi) by the entry of an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

          (h) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy;

          then, and in any such event,

               (1) the Requisite Noteholders may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, the Make-Whole Amount with respect thereto and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest, all such Make-Whole Amount and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under Section 8.01(g) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and

               (2) the Requisite Noteholders may proceed to protect and enforce their rights by suit in equity (including without limitation a suit for rescission), action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or any term of the Articles of Incorporation, or in aid of the exercise of any power granted in this Agreement or in the Articles of Incorporation.

     Without in any way limiting the rights of the holders of the Notes, the Company hereby agrees that the holders of the Warrants or the Warrant Shares would have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if the Company were to fail to comply with its obligations under Article III hereof, and that the Company therefore agrees that the holders of the Warrants and the Warrant Shares shall be entitled to obtain specific performance of the Company's obligations under Article III of this Agreement.

     8.02. Annulment of Defaults. Section 8.01 is subject to the condition that, if at any time after the principal of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, then and in every such case the Requisite Noteholders may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any Purchaser, or any other holder of the Notes, Warrants or Warrant Shares in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.02. Amendments, Waivers and Consents. Any provision in this Agreement, the Notes, the Warrants or the other Operative Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain prior consent thereto in writing from the Purchaser Majority, and shall, in any case, deliver copies of such consent in writing to all other holders of Notes and Warrants (or Warrant Shares); provided that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest (or Make-Whole Amount) payable on any Note without the prior written consent of the holder thereof, or, without the prior written consent of each holder of a Note and Warrant (or Warrant Shares), to alter or amend the consent mechanism provided for under this Section 9.02 or to alter or amend any provision of
Section 2.05, 2.06, 3.09, 3.10, 9.07, 9.08 or 9.09 hereof. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

     9.03. Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

     If to the Company:

               Monitronics International, Inc.
               12801 Stemmons Freeway
               Suite 821
               Dallas, Texas 75234
               Attention: James R. Hull
               Telecopy No.: (972) 484-1393

     With a copy to:

               Vinson & Elkins L.L.P.
               2001 Ross Avenue
               Suite 3700
               Dallas, Texas 75201
               Attention: Christine Hathaway, Esq.
               Telecopy No.: (214) 999-7714

     If to a Purchaser:

               To the address of such Purchaser
               specified in Schedule A attached hereto

     If to any other holder of the Notes or Warrants:

               at such holder's address for notice as set forth in the transfer records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

     9.04. Costs, Expenses and Taxes. The Company agrees to pay on demand all costs and expenses of the Purchasers in connection with the preparation, execution and delivery of this Agreement, the Notes, the Warrants, the other Operative Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all costs and expenses of the Purchasers in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the Warrants, the other Operative Documents, and other instruments and documents to be delivered hereunder and thereunder. Notwithstanding the preceding sentence, and in addition to the provisions of such sentence, the Company agrees to pay on demand all fees and out-of-pocket expenses of Schiff Hardin & Waite, special counsel to the Purchasers, in connection with the transactions contemplated by this Agreement, including any amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the Warrants, the Operative Documents, aid other instruments and documents to be delivered hereunder and thereunder. En addition, the Company agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Warrants, the other Operative Documents, and the other instruments and documents to be delivered hereunder or thereunder and the Company agrees to save each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

     9.05. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and each of the Purchasers and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest therein without the prior written consent of the Purchasers. Except as expressly set forth herein, nothing in this Agreement shall confer any claim, right, interest or remedy on any third party or inure to the benefit of any third party.

     9.06. Provisions of Loan Agreement. Whenever any provision of the Loan Agreement is referred to herein or in any instrument furnished hereunder as expressing or constituting a covenant, obligation, condition or limitation of this Agreement or of such instrument or as expressing or constituting a representation herein or therein (a) such provision shall be deemed incorporated herein or therein at length, (b)except as otherwise provided herein or in such instrument the terms used in such provision referred to shall have the meanings set forth in the Loan Agreement, and (c) any covenant incorporated herein by reference from such agreement shall continue in effect for the benefit of the Purchasers so long as the Notes, or any unpaid principal or interest thereon, are outstanding. Except as otherwise specifically provided herein, and except for amendments or modifications to which the Purchasers consent in writing, no modification of or amendment to, or waiver of, any provision of any of the Loan Agreement and no payment of the indebtedness outstanding thereunder or satisfaction or cancellation thereof, shall modify, amend, waive or otherwise affect any provision thereof as referred to in this Agreement or in any instrument furnished hereunder, which provision, for the purpose of this Agreement and such instrument, shall remain unmodified and in full force and effect.

     9.07. Payments in Respect of Notes. Each Purchaser and any successor holder of the Notes, by their acceptance thereof, agree that, with respect to all sums received by them applicable to the payment of principal of or interest (or Make-Whole Amount) on the Notes, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the holders of the Notes whether received by voluntary payment, by realization upon security, by the exercise of the right of setoff, by counterclaim or cross-action or by the enforcement of any or all of the Notes. If any holder of the Notes receives any payment on its

Notes in excess of its pro rata portion, then such holder receiving such excess payment shall purchase for cash from the other holders an interest in their Notes in such amounts as shall result in a ratable participation by all of the holders in the aggregate unpaid amount of Notes then outstanding. The Company shall not have any obligation to any Person under this Section 9.07.

     9.08. Payments in Respect of Warrants. Each Purchaser and any successor holder of the Warrants, by their acceptance thereof, agree that, with respect to the sale to, or repurchase by, the Company or any Person directly or indirectly affiliated with the Company or any of its directors, officers, or shareholders, of the Warrants, equitable adjustment will be made among the holders of the Warrants so that in effect all sums so received shall be shared ratably in proportion to their respective holdings of Warrants. If any holder of the Warrants receives any such sum in respect of its Warrants in excess of its pro rats portion, then such holder receiving such excess shall purchase for cash from the other holders of the Warrants an interest in their Warrants in such amount as shall result in a ratable participation of all of the holders in the aggregate of all Warrants then outstanding. The Company shall not have any obligation to any Person under this Section 9.08.

     9.09. Indemnification. The Company agrees to indemnify and hold harmless each Purchaser, its subsidiaries, directors, officers, partners, counsel and employees, from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the Notes, the Warrants and the Warrant Shares, the transactions contemplated hereby or thereby or in connection herewith or therewith, including (to the maximum extent permitted by law) any liability arising under federal or state securities laws, except to the extent such liability shall result from any act or omission on the part of such Purchaser or its employees, agents, brokers or other representatives. The obligations of the Company under this Section 9.09 shall survive and continue to be in full force and effect notwithstanding (a) the repayment of the Notes and (b) the termination of this Agreement.

     9.10. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Notes, the Warrants, the Operative Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Purchasers or on behalf of the Purchasers.

     9.11. Entire Agreement. This Agreement, as the same may be amended from time to time, constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     9.12. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     9.13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     9.14. WAIVER OF RIGHT TO JURY TRIAL. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY FOR ALL LEGAL PROCEEDINGS CONCERNING THIS AGREEMENT, THE NOTES OR THE WARRANTS.

     9.15. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.16. [Intentionally Omitted].

     9.17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     9.18. Further Assurances. From and after, the date of this Agreement, upon the request of the Purchasers, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes and the Warrants. Without limiting the foregoing, the Company agrees at any time upon request of the Purchaser Majority, at the Company's sole expense, to take such actions as the Purchaser Majority may request to establish a paying agent for the Purchasers for purposes of this Agreement located in the State of New York.

     9.19. CONSENT TO JURISDICTION. THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE NOTES OR THE WARRANTS OR WARRANT SHARES. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE COMPANY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     9.20. EFFECT OF JUDGMENT. THE COMPANY AGREES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THAT A JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 9.19 BROUGHT IN ANY SUCH COURT SHALL, SUBJECT TO SUCH RIGHTS OF APPEAL ON ISSUES OTHER THAN JURISDICTION AS MAY BE AVAILABLE TO THE COMPANY, BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN THE COURTS OF THE UNITED STATES OF AMERICA OR THE STATE OF NEW YORK (OR ANY

OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT) BY A SUIT UPON SUCH JUDGMENT.

     9.21. SERVICE OF PROCESS. THE COMPANY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 9.19 BY ACTUAL RECEIPT OF A COPY THEREOF BY REGISTERED OR CERTIFIED MALL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF THE COMPANY SPECIFIED IN OR DESIGNATED PURSUANT TO SECTION 9.C3. THE COMPANY AGREES THAT SUCH SERVICE (I) SHALL BE DEEMED EN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO THE COMPANY.

     9.22. No Limitation. Nothing in Section 9.19, 9.20, 9.21 or 9.23 shall affect the right of any Purchaser to serve process in any manner permitted by law, or limit any right that any Purchaser may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     9.23. Specific Performance. Upon breach or default by the Company with respect to any obligation hereunder, under the Notes, the Warrants or Warrant Shares each Purchaser shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     9.24. Actions by Purchasers. Wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Purchasers, unless the context otherwise requires, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by the Purchaser Majority.

     9.25. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERCEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT AND THE OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     9.26. MAKE-WHOLE AMOUNT. The parties hereto acknowledge and agree that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a

Make-Whole Amount by the Company in the event the Notes are accelerated as a result of an Event of Default or prepaid for any reason (including, without limitation, a Change in Control), is intended to provide compensation for the deprivation of such right under such circumstances.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.

                                             THE NORTHWESTERN MUTUAL LIFE
                                             INSURANCE COMPANY


                                             By: /s/ Jeffrey J. Lueken
                                                 -------------------------------
                                             Name:  Jeffrey J. Lueken
                                             Title: Authorized Representative

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.

                                             MONITRONICS INTERNATIONAL, INC.


                                             By: /s/ James R. Hull
                                                 -------------------------------
                                             Name:  James R. Hull
                                             Title: President & CEO

[Corporate Seal]